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                                                                     Exhibit 8.1

                                   Law Offices

                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                             18th and Cherry Streets
                             Philadelphia, PA 19103
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757

                                February 25, 2000


PEGASUS COMMUNICATIONS CORPORATION
c/o Pegasus Communications Management Company
225 City Line Avenue, Suite 200
Bala Cynwyd, Pennsylvania 19004

Ladies and Gentlemen:

         As counsel to Pegasus Communications Corporation, a Delaware corporation ("Pegasus"), we have assisted in the preparation and filing of Pegasus' Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 6,500,000 shares of Pegasus' Class A common stock, par value $.01 per share.

         In our opinion, the statements in the proxy statement/prospectus contained in the Registration Statement (the "Proxy Statement/Prospectus") under the caption "The Merger - Certain Federal Income Tax Consequences," to the extent they constitute matters of law or legal conclusions, are accurate in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus.

                                                 Very truly yours,

                                                 /s/ Drinker Biddle & Reath LLP
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                                                 DRINKER BIDDLE & REATH LLP